SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 11, 2006

                                  AVITAR, INC.
               (Exact Name of Registrant as Specified in Charter)


                   Delaware                   1-15695          06-1174053
       (State or other jurisdiction        (Commission        (IRS Employer
          of incorporation)                 File Number)     Identification No.)

             65 Dan Road, Canton, Massachusetts              02021
       (Address of principal executive offices)            (Zip code)

       Registrant's telephone number, including area code:       (781) 821-2440

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 11, 2006, Avitar, Inc. ("Avitar" or the "Company"), entered into a Securities Purchase Agreement and related agreements as part of a $520,000 private placement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC (collectively, the "Purchasers"). This private placement was substantially identical to the private placement made with the same parties in September 2006. See the information reported in Items 3.02 and 9.01 below.

Item 3.02 Unregistered Sales of Equity Securities.

The Company entered into a $520,000 private placement of convertible notes and warrants based upon the Securities Purchase Agreement referred to in Item 1.01 above.

The  securities  issued  in  the  private  placement  are  $520,000  of  Secured
Convertible  Notes  (the  "Notes")  and  1,500,000   seven-year   Warrants  (the
"Warrants").

The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into the Company's common stock at any time, at the Purchasers' option, at 65% of the average of the three lowest intraday trading prices for the Common Stock for the 20 trading days ending the day before the date that the investors elect to convert.

The full principal amount of the Notes, plus a default interest rate of 15%, is due upon a default under the terms of the Notes. We have a right to prepay the Notes under certain circumstances at a premium ranging from 20% to 35% depending on the timing of such prepayment.

In addition, the Company granted the Purchasers a security interest in substantially all of our assets. The Company is further required to file the Registration Statement with the Securities and Exchange Commission within 30 days of receipt of demand from the Purchasers. If the Registration Statement is not filed on time or not declared effective within 120 days from the date of receipt of such demand, we are required to pay to the Purchasers damages in Common Stock or cash, at the election of the Company, in an amount equal to two percent of the outstanding principal amount of the Notes per month plus accrued and unpaid interest.

The Warrants are exercisable until seven years from the date of issuance at a purchase price of $0.15 per share. The Purchasers may exercise the Warrants on a cashless basis if the shares of Common Stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the Warrants on a cashless basis, we will not receive any proceeds. In addition, the Warrants are subject to standard anti-dilution provisions.

The Purchasers have agreed to restrict their ability to convert their Notes or exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of Common Stock.

Under the Securities Purchase Agreement, the Purchasers are entitled to reimbursement for expenses up to $20,000, which was deducted at the closing.

The transactions described in this Item 3.02 are exempt from registration requirements pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Copies of the Agreements related to this private placement are attached to this Report as Exhibits. The Company issued a Press Release in reliance on Rule 135 on December 15, 2006 announcing that it entered into a $520,000 private placement of secured convertible notes and warrants based upon the Securities Purchase Agreement.

Item 8.01 Other Events.

On December 12, 2006, Avitar announced the signing of a distribution agreement with Dukal Corporation for Avitar's Hydrasorb (TM) polyurethane foam wound dressing product line to replace the Company's existing distributor. The agreement covers the United States and will be effective January 1, 2007. A copy of the Press Release is attached as an Exhibit.

Item 9.01.  Financial Statements and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibits

Exhibit  Description                                           Location
--------------------------------------------------------------------------------
4.1      Securities Purchase Agreement dated as of
         September 11, 2006 between the Company and
         the Purchasers                                       Provided herewith

4.2      Registration  Rights  Agreement dated as of
         December 11, 2006 between the
         Company and the Purchasers                           Provided herewith

4.3      Form of 8% Secured Convertible Note                  Provided herewith

4.4      Form of Warrant                                      Provided herewith

99.1     Press Release issued on December 15, 2006            Provided herewith
         concerning December private placement.

99.2     Press Release issued on December 12, 2006            Provided herewith
         concerning Hydrasorb (TM) distribution agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2006              AVITAR, INC.


                                     By: /s/ Jay Leatherman
                                     Name:  Jay Leatherman
                                     Title: Chief Financial Officer